                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports dated  February 15, 2005,  relating to the financial  statements and financial  highlights which appear in the December 31,
2004 Annual Reports to Shareholders of the Equity Growth Fund, Global Gold Fund,
Income &  Growth Fund, Small Company Fund and Utilities Fund, which are also incorporated by reference into the  Registration  Statement.  We also consent to
the  references  to  us  under  the  headings  "Independent   Registered  Public
Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
September 26, 2005